UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                            November 15, 2001
                            -----------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact name of registrant as specified in its charter)


          Colorado              33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)      File Number)        Identification No.)


               45926 Oasis Street, Indio, California 92201
               -------------------------------------------
      (Address of principal executive offices, including zip code)


                             (760) 775-8333
                             --------------
          (Registrant's telephone number, including area code)

                                   N/A
                                  ----
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     Entropin, Inc. ("Entropin") issued the following press release on November 14, 2001:

                              NEWS RELEASE
                              ------------

          ENTROPIN REPORTS SEPTEMBER 30, 2001 FINANCIAL RESULTS

INDIO, Calif. (November 14, 2001) - Entropin, Inc. (NASDAQ: ETOP; ETOPW), a specialty pharmaceutical development company focused on commercializing Esterom(R), a revolutionary new topical drug with the potential to replace other current therapeutics for treating impaired physical function resulting from painful soft tissue injuries and diseases - such as tendonitis, bursitis and lower back sprain, today reported financial results for the nine months ended September 30, 2001.

HIGHLIGHTS OF FIRST NINE MONTHS OF 2001 AND SUBSEQUENT WEEKS INCLUDE:

* $9.4 million in cash, cash equivalents and short-term investments as of September 30, 2001
* Approximately $2.4 million cash used in operating activities during the first nine months of 2001
* Phase II/III clinical trial began September 25, 2001; protocol designed by Blue Ribbon panel of experts
* Mechanism of Action studies progressing at Brigham & Women's Hospital at Harvard Medical School
* European Patent Office approved Entropin's composition-of-matter patents
*    Generation II Esterom(R) formulation work underway at Mayron
     Laboratories
* Pharmacokinetic studies of Esterom(R) progressing at the University of Kansas
*    Randall Carpenter, M.D., expert in clinical development, joined
     Entropin Board
* Bruce Manning, R.Ph., expert in product development and regulatory affairs, joined Entropin Board
*    Entropin embarks on comprehensive investor relations program

Entropin's President and Chief Executive Officer, Thomas G. Tachovsky, Ph.D., commented, "Our Phase II/III study with Esterom(R) in treating impaired range of motion associated with acute painful shoulder is underway and we are enthusiastic about its potential outcome. To conduct this study, led by renowned medical experts, we have enlisted recognized centers of excellence in orthopedics and rheumatology." As previously indicated, the Company anticipates the need for at least one additional clinical study. "We still plan to file a New Drug Application (NDA) for Esterom(R) in 2004. This should allow sufficient time to address all of the FDA requirements prior to filing our NDA," added Dr. Tachovsky.

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
SEPTEMBER 30, 2001 FINANCIAL RESULTS

The Company's net cash used in operating activities was approximately $2.4 million during the first nine months of 2001, compared with $3.0 million for the same period in 2000. The cash used was primarily related to general operating expenses and expansion of research and development activities. As of September 30, 2001, the Company had approximately $9.4 million in cash, cash equivalents and short-term investments.

Entropin's Chief Financial Officer, Patricia G. Kriss, commented, "Our average burn rate for the nine months ended September 30, 2001, was approximately $285,000 per month. We expect our average monthly burn rate to increase to approximately $500,000 per month as we move forward with our Phase II/III trial and continue to expand our research program."

The net loss for the nine months ended September 30, 2001, was $2.8 million, or $0.29 per basic and diluted share on approximately 9.7 million weighted average common shares outstanding. In comparison, the net loss for the nine months ended September 30, 2000 was $4.3 million, or $0.49 per share on approximately 8.9 million weighted average common shares outstanding.

Research and development (R&D) expenses for the first nine months of 2001 were $1.7 million, compared with $2.2 million for the first nine months of 2000. The higher R&D expenses incurred during the first nine months of 2000 are attributable to the Phase IIIA clinical trial, begun in December 1999 and concluded in September 2000. General and administrative (G&A) expenses were $1.5 million for the nine months ended September 30, 2001, compared with $2.6 million for the nine months ended September 30, 2000. The decrease of approximately $1.1 million in G&A expenses resulted primarily from a decrease in non-cash charges associated with compensation expense related to stock options granted in exchange for services. G&A expenses, exclusive of these non-cash charges, were comparable for the nine months ended September 30, 2001 and the same period in 2000.

Net interest income was approximately $414,000 for the nine months ended September 30, 2001, compared with approximately $487,000 for the same period in 2000. This decrease results from a combination of lower interest rates and declining cash, cash equivalent and short-term investment balances during the nine months ended September 30, 2001 compared with the same period in 2000.

Entropin, Inc. is a specialty pharmaceutical research and development company focused on the development of Esterom(R), a revolutionary new topical product with the potential to replace other current therapeutics for treating impaired physical function resulting from painful soft tissue injuries and diseases -- such as tendonitis, bursitis and lower back sprain.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND

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
CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       --Financial Tables Follow--


                             ENTROPIN, INC.
                      (A Development Stage Company)
                        CONDENSED BALANCE SHEETS


                                                      September 30, 2001    December 31, 2000
                                                         (Unaudited)
                                                      ------------------   ------------------
ASSETS
Current Assets:
    Cash and cash equivalents                            $  5,290,815        $  6,018,187
    Short-term investments                                  4,098,693           5,821,069
    Other current assets                                      140,553             231,639
                                                         ------------        ------------
        Total current assets                                9,530,061          12,070,895

Other Assets                                                  395,464             335,096
                                                         ------------        ------------

TOTAL ASSETS                                             $  9,925,525        $ 12,405,991
                                                         ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                                      $     11,732        $    271,035

Redeemable Preferred Stock                                  4,023,902           4,130,105


Stockholders' Equity:
    Common Stock                                                9,799               9,688
    Additional Paid-in Capital                             29,048,101          28,241,664
    Deficit accumulated during the development stage      (23,015,457)        (20,159,065)
    Unearned Stock Compensation                              (152,552)            (87,436)
                                                         ------------        ------------
        Total Stockholders' Equity                          5,889,891           8,004,851
                                                         ------------        ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $  9,925,525        $ 12,405,991
                                                         ============        ============

                             ENTROPIN, INC.
                      (A Development Stage Company)
                   CONDENSED STATEMENTS OF OPERATIONS


                                             For the nine months ended
                                                   September 30,              Inception through
                                             2001                2000         September 30, 2001
                                             ----                ----         ------------------
                                                   (Unaudited)                   (Unaudited)
                                        --------------------------------      ------------------

OPERATING COSTS AND EXPENSES
Research and Development                $  1,709,999        $  2,188,234         $ 11,040,438

General and Administrative                 1,469,918           2,560,668           11,985,048
                                        ------------        ------------         ------------

        Operating Loss                    (3,179,917)         (4,748,902)         (23,025,486)
Other Income - Net                           413,775             487,368              949,528
                                        ------------        ------------         ------------
NET LOSS                                  (2,766,142)         (4,261,534)         (22,075,958)

Dividends applicable to Series B
 Preferred Stockholders                     (63,687)             (80,812)            (944,415)
                                        ------------        ------------         ------------

NET LOSS APPLICABLE TO COMMON
 STOCKHOLDERS                           $ (2,829,829)       $ (4,342,346)        $(23,020,373)
                                        ============        ============         ============
Basic and diluted net loss per
 common share                           $       (.29)       $      (.49)         $     (3.98)
                                        ============        ============         ============
Weighted average common shares
 outstanding                               9,721,000           8,941,000            5,779,000
                                        ============        ============         ============

                                   ###



                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  November 15, 2001           ENTROPIN, INC.



                                   By /s/ THOMAS G. TACHOVSKY
                                     --------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer



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